                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                                       TO

                         TENDER SHARES OF COMMON STOCK
                (INCLUDING ANY ASSOCIATED STOCK PURCHASE RIGHTS)

                                       OF

                         GUARANTY NATIONAL CORPORATION

     As set forth in Section 3 of the Offer to Purchase described below, this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) of the Offer. Such form may be delivered by hand or sent by telegram, facsimile transmission or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS

                      STATE STREET BANK AND TRUST COMPANY

          By Mail:                 By Overnight Courier:                  By Hand:

State Street Bank and Trust     State Street Bank and Trust       Securities Transfer and
          Company                         Company                 Reporting Services, Inc.
  Corporate Reorganization        Corporate Reorganization        Corporate Reorganization
       P. O. Box 9061               70 Campanelli Drive               1 Exchange Plaza
   Boston, MA 02205-8686            Braintree, MA 02184            55 Broadway, 3rd Floor
                                                                     New York, NY 10006

                      Facsimile Transmission Copy Number:
                                 (617) 794-6333

                            Confirm by facsimile to:
                                 (617) 794-6388

                     Shareholder Inquiries: 1-800-426-5523

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED
                  ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature of a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Orion Capital Corporation, a Delaware corporation, contingent upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 5, 1997 and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of Common Stock, $1.00 par value per share (the "Shares"), of Guaranty National Corporation (the "Company"), a Colorado corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. All references to Shares include the Rights and all benefits which may inure to stockholders of Guaranty pursuant to the Rights Agreement referred to in the Offer to Purchase dated November 5, 1997.

Number of Shares:
-----------------

Signature(s)
-----------------------------------------

-----------------------------------------
Name(s)
-----------------------------------------

-----------------------------------------

Certificate Nos. (If Available)

-----------------------------------------

-----------------------------------------



Address
-----------------------------------------

-----------------------------------------
Area Code and Tel. No.
-----------------------------------------
[ ] (Check one if Shares will be
    tendered by book-entry transfer)
[ ] The Depository Trust Company
[ ] The Philadelphia Depository Trust Company

Account Number
-----------------------------------------

Dated                              , 1997
     -----------------------------

                      NOTE: REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE

     The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States guarantees delivery to the Depositary of certificates for Shares tendered hereby, in proper form for transfer, or delivery of Shares pursuant to the procedure for book-entry transfer at The Depository Trust Company or The Philadelphia Depository Trust Company, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.


                   ---------------------------------------
                       Name of Firm/Participant Number

                   ---------------------------------------
                                    Address

                   ---------------------------------------
                                                  Zip Code

                   Area Code and Tel. No.
                                         -----------------



                   ---------------------------------------
                              Authorized Signature

                   ---------------------------------------
                                     Title

                   Name
                       -----------------------------------
                             (Please Type or Print)

                   Dated                            , 1997
                        ----------------------------

     The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              NOTE: DO NOT SEND STOCK CERTIFICATES WITH THIS FORM